UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2007, the Compensation Committee of the Board of Directors of CryoCor, Inc., or CryoCor, approved a 2007 bonus plan for Edward F. Brennan, Ph.D., CryoCor’s President and Chief Executive Officer, and Gregory J. Tibbitts, CryoCor’s Vice President, Finance and Chief Financial Officer. The bonus plan is not contained in a formal written document, but a summary of the manner in which the bonuses are determined is set forth below.

Pursuant to the bonus plan, Dr. Brennan is eligible to receive a bonus of up to 25% of his 2007 annual base salary and Mr. Tibbitts is eligible to receive a bonus of up to 20% of his 2007 annual base salary, based upon the achievement of certain corporate goals established by the Compensation Committee. The corporate goals established for fiscal year 2007 for purposes of determining Dr. Brennan’s bonus relate to the completion of an equity financing transaction, the management of cash flow and headcount, the execution of a distribution agreement for CryoCor’s CryoBlator, the receipt of approval of CryoCor’s application for premarket approval, or PMA, for atrial flutter from the U.S. Food and Drug Administration, or FDA, by a specified date, the completion of enrollment for CryoCor’s atrial fibrillation clinical trial by a specified date and product development. The corporate goals established for fiscal year 2007 for purposes of determining Mr. Tibbitts’ bonus relate to the completion of an equity financing transaction, the management of cash flow and headcount, the execution of a distribution agreement for CryoCor’s CryoBlator, the restructuring of CryoCor’s existing bank debt and the completion of internal controls processes.

In addition, on January 9, 2007, the Compensation Committee approved a salary increase for Helen S. Barold, M.D., M.P.H. FACC, FHRS, CryoCor’s Chief Medical Officer. Effective January 1, 2007, Dr. Barold’s annual base salary will be increased from $225,000 to $250,000. In addition, under Dr. Barold’s existing employment arrangement, if CryoCor receives approval of its PMA for atrial flutter from the FDA by a specified date, Dr. Barold will receive $25,000. The Compensation Committee agreed to extend the date for the receipt of approval of a PMA for atrial flutter for purposes of determining if Dr. Barold will be entitled to receive this bonus from March 31, 2007 to June 30, 2007. The Compensation Committee also approved certain corporate goals for 2007 in connection with Dr. Barold’s annual bonus. These corporate goals relate to the completion of an equity financing transaction, CryoCor’s receipt of approval of its PMA for atrial flutter from the FDA by a specified date and the completion of enrollment for CryoCor’s atrial fibrillation clinical trial by a specified date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

	By:	/s/ Gregory J. Tibbitts
Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: January 11, 2007